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                                  UTSTARCOM, INC.
                              (a Delaware corporation)
                          2,000,000 Shares of Common Stock



                            JAPANESE PURCHASE AGREEMENT











Dated:  _______ __, 2000


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


                                  TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
SECTION 1. REPRESENTATIONS AND WARRANTIES.................................................3

     (a)   Representations and Warranties by the Company..................................3
           (i)      Compliance with Registration Requirements.............................3
           (ii)     Independent Accountants...............................................4
           (iii)    Financial Statements..................................................5
           (iv)     No Material Adverse Change in Business................................5
           (v)      Good Standing of the Company..........................................6
           (vi)     Good Standing of Subsidiaries.........................................6
           (vii)    Good Standing of Joint Ventures.......................................6
           (viii)   Capitalization........................................................7
           (ix)     Authorization of Agreements and Registration Statements...............7
           (x)      Authorization and Description of Securities...........................7
           (xi)     Absence of Defaults and Conflicts.....................................7
           (xii)    Absence of Labor Dispute..............................................8
           (xiii)   Absence of Proceedings................................................8
           (xiv)    Accuracy of Exhibits..................................................9
           (xv)     Possession of Intellectual Property...................................9
           (xvi)    Absence of Further Requirements.......................................9
           (xvii)   Possession of Licenses and Permits....................................9
           (xviii)  Title to Property....................................................10
           (xix)    Repatriation of Dividends and other Distributions....................10
           (xx)     PRC Taxes............................................................11
           (xxi)    Taxes................................................................11
           (xxii)   Sovereign Immunity...................................................11
           (xxiii)  Choice of Law........................................................11
           (xxiv)   Compliance with Cuba Act.............................................12
           (xxv)    Investment Company Act...............................................12
           (xxvi)   [Passive Foreign Investment Company..................................12
           (xxvii)  Environmental Laws...................................................12
           (xxviii) Year 2000............................................................13
           (xxix)   Foreign Corrupt Practices Act........................................13
           (xxx)    Registration Rights..................................................13
     (b)   Officer's Certificates........................................................13

SECTION 2. SALE AND DELIVERY TO JAPANESE MANAGERS; CLOSING...............................13

     (a)   Japanese Securities...........................................................14
     (b)   Payment.......................................................................14
     (c)   Denominations; Registration...................................................14

SECTION 3. COVENANTS OF THE COMPANY......................................................14

     (a)   Compliance with Securities Regulations and Commission Requests................14
     (b)   Filing of Amendments..........................................................15
     (c)   Delivery of Registration Statements...........................................15
     (d)   Delivery of Prospectuses......................................................15
     (e)   Continued Compliance with Securities Laws.....................................16
     (f)   Blue Sky Qualifications.......................................................17




     (g)   Rule 158......................................................................17
     (h)   Use of Proceeds...............................................................17
     (i)   Listing.......................................................................17
     (j)   Restriction on Sale of Securities.............................................17
     (k)   Reporting Requirements........................................................18
     (l)   Compliance with NASD Rules....................................................18
     (m)   Compliance with Rule 463......................................................18

SECTION 4. PAYMENT AND EXPENSES..........................................................18

     (a)   Expenses......................................................................18
     (b)   Termination of Agreement......................................................19

SECTION 5. CONDITIONS OF JAPANESE MANAGERS' OBLIGATIONS..................................19

     (a)   Effectiveness of Registration Statements......................................19
     (b)   Opinion of Counsel for the Company............................................19
     (c)   Opinion of PRC Counsel for the Company........................................20
     (d)   Opinion of Japanese Counsel for the Company...................................20
     (e)   Opinion of Japanese Counsel for the Japanese Managers.........................20
     (f)   Opinion of Counsel for the Japanese Managers..................................20
     (g)   Officers' Certificate.........................................................20
     (h)   Accountant's Comfort Letter...................................................21
     (i)   Bring-down Comfort Letter.....................................................21
     (j)   Approval of Listing...........................................................21
     (k)   No Objection..................................................................21
     (l)   Lock-up Agreements............................................................21
     (m)   Purchase of Initial U.S. Securities...........................................21
     (n)   Additional Documents..........................................................21
     (o)   Termination of Agreement......................................................22

SECTION 6. INDEMNIFICATION...............................................................22

     (a)   Indemnification of Japanese Managers..........................................22
     (b)   Indemnification of Company, Directors and Officers............................23
     (c)   Actions against Parties; Notification.........................................23
     (d)   Settlement without Consent if Failure to Reimburse............................24

SECTION 7. CONTRIBUTION..................................................................24

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY................26

SECTION 9. TERMINATION OF AGREEMENT......................................................26

     (a)   Termination; General..........................................................26
     (b)   Liabilities...................................................................27

SECTION 10. DEFAULT BY ONE OR MORE OF THE JAPANESE MANAGERS..............................27

SECTION 11. NOTICES......................................................................27

SECTION 12. PARTIES......................................................................28


                                      2




SECTION 13. GOVERNING LAW AND TIME......................................................28

SECTION 14. EFFECTS OF HEADINGS.........................................................28
     SCHEDULES
            Schedule A - List of International Managers............................Sch A-1
            Schedule B - Pricing Information.......................................Sch B-1
            Schedule C - List of Persons subject to Lock-up........................Sch C-1
            Schedule D - List of Joint Ventures and Ownership
                          Percentages of the Company...............................Sch D-1


     EXHIBITS
            Exhibit A-Form of Lock-up Letter...........................................A-1

                                  UTSTARCOM, INC.
                              (a Delaware corporation)
                          2,000,000 Shares of Common Stock
                           (Par Value $0.00125 Per Share)

                            JAPANESE PURCHASE AGREEMENT

                                                            _______ __, 2000
MERRILL LYNCH JAPAN INCORPORATED
E*TRADE SECURITIES CO., LTD.
 as Lead Managers of the several Japanese Managers

c/o  Merrill Lynch Japan Incorporated
[Address]

Ladies and Gentlemen:

       UTStarcom, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch Japan Incorporated ("Merrill Lynch") and each of the other Japanese managers named in Schedule A hereto (collectively, the "Japanese Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch Japan Incorporated and E*Trade Securities Co., Ltd., are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the Japanese Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.00125 per share, of the Company ("Common Stock") set forth in said Schedule A (the "Japanese Securities").

       It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "Purchase Agreement") providing for the offering by the Company of an aggregate of 8,000,000 shares of Common Stock (the "Initial Shares") through arrangements with certain underwriters (the "Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and U.S. Bancorp Piper Jaffray Inc. are acting as representatives (the "Representatives") and the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase all or any part of the Underwriters' pro rata portion of up to 1,500,000 additional shares of Common Stock solely to cover over-allotments, if any (the "Option Shares"). The Initial Shares and the Option Shares are hereinafter called the "Shares". It is understood that the Company is not obligated to sell and the Japanese Managers are not obligated to purchase, any Japanese Securities unless all of the Initial Shares are contemporaneously purchased by the Underwriters. The Shares and the Japanese Securities are hereinafter collectively called the "Securities".

       The Japanese Managers and the Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Japanese Managers and the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

       The Company understands that the Japanese Managers propose to make a public offering of the Japanese Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

       The Company and the Underwriters agree that up to 500,000 shares of the Initial Shares to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of the Purchase Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of the Purchase Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-93069) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). One form of prospectus is to be used in connection with the offering and sale of the Shares (the "Form of Prospectus"). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." The Form of Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of the Purchase Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of Prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "Prospectus" If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary Prospectus dated ___, 2000, together with the Term Sheet, and all references in this Agreement to the date of such Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

       The Company has filed with the Director General of the Kanto Finance Bureau of Japan (the "Director General") a registration statement covering the registration of the Japanese Securities to be offered in Japan by the Japanese Managers, and any amendments or supplements thereto under the Securities and Exchange Law of Japan, as amended (the "Japanese Securities and Exchange Law"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a further amendment to such registration statement with the Director General (such securities registration statement and all such amendments thereto are referred to as the "Japanese Registration Statement" and together with the Registration Statement, the "Registration Statements"). A second form of prospectus is to be used in connection with the offering and sale of the Japanese Securities. A preliminary prospectus and any supplements thereto, used for such purpose prior to the effectiveness of the registration under the Japanese Registration Statement pursuant to the Japanese Securities and Exchange Law, are referred to as the "Japanese preliminary prospectus", and, together with a supplement to such Japanese preliminary prospectus to be used after such effectiveness, are collectively referred to as the "Japanese Prospectus" and, together with the Prospectus, the "Prospectuses".

       SECTION 1.  REPRESENTATIONS AND WARRANTIES.

       (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Japanese Manager as of the date hereof and, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Japanese Manager, as follows:

              (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

              At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Shares are purchased, at the date of delivery for such shares), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading [, and the Prospectus, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities]. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at the date of delivery for such shares), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Japanese Manager through Merrill Lynch expressly for use in the Registration Statement or the Japanese Prospectus.

              Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              At the respective times the registration under the Japanese Registration Statement become effective, the Japanese Prospectus was issued and at the Closing Time, each of the Japanese Registration Statement and the Japanese Prospectus complied and will comply in all material respects with the requirements of the Japanese Securities and Exchange Law and the cabinet orders and ministerial ordinances and other rules and regulations thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Japanese Registration Statement or the Japanese Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Japanese Manager through Merrill Lynch expressly for use in the Japanese Registration Statement or the Japanese Prospectus.

              (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statements are independent public accountants as required by the 1933 Act and the 1933 Act Regulations; each of the Company, its subsidiaries and its Joint Ventures maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") in China with a reconciliation to GAAP in the United Sates; (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences; and (E) each of the Company, its subsidiaries and its Joint Ventures has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of combined financial statements in accordance with Chinese GAAP, with a reconciliation thereof to U.S. GAAP.

              (iii) FINANCIAL STATEMENTS. The financial statements [(including any separate financial statements for any subsidiary or any Joint Venture (as defined below) of the Company other than the Company and its consolidated subsidiaries)] included in the Registration Statements and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statements present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statements. [The pro forma financial statements and the related notes thereto included in the Registration Statements and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.]

              (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statements and the Prospectuses, except as otherwise stated therein,
       (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries and its Joint Ventures (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, any of its subsidiaries or any of its Joint Ventures, other than those in the ordinary course of business, which are material with respect to the Company, its subsidiaries and its Joint Ventures considered as one enterprise, and
       (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock at any time.

              (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vi) GOOD STANDING OF SUBSIDIARIES. Each of ________, ________ and ________ (each a "U.S. Subsidiary") and ________ and
       ________ (each a "PRC Subsidiary" and, together with the U.S. Subsidiaries, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statements, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company does not have any subsidiaries which are not Subsidiaries.

              (vii) GOOD STANDING OF JOINT VENTURES. Each of ______, ________ and _______ (each a "Joint Venture" and, together, the "Joint Ventures") has been duly organized and is validly existing as a limited liability company in good standing under the laws of the People's Republic of China (the "PRC"), and its business license is in full force and effect; the joint venture contract, the articles of association and other corporate formation documents of each of the above entities comply with the requirements of PRC law and are in full force and effect. The Company owns, directly or through subsidiaries, an interest in the Joint Ventures which ownership percentage of the Company is listed in Schedule D hereto. Each Joint Venture has the power and authority under the laws of the PRC to own, lease and operate its assets and properties in accordance with the terms of its joint venture contract and its articles of association and to conduct its business as currently conducted, as specified in its business license and as described in the Prospectuses. All registered capital required to be paid by each of the Company and the Chinese partner has been paid in full to each Joint Venture under the joint venture contract and the articles of association for such Joint Venture. All of the equity interests of the Joint Ventures have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The liability of the Company with respect to its equity interest in each of the PRC Subsidiaries and the Joint Ventures is limited to its investments therein. The Company and its Subsidiaries do not hold an interest in any joint venture or similar entity or contractual arrangement that is not a Joint Venture.

              (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and in the Japanese Prospectus in "Part II-V-1.-(1) Total Number of Shares" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

              (ix) AUTHORIZATION OF AGREEMENTS AND REGISTRATION STATEMENTS. This Agreement and the Purchase Agreement have been duly authorized, executed and delivered by the Company. The Registration Statements and the Prospectuses, the filing of the Registration Statement and the Prospectus with the Commission and the filing of the Japanese Registration Statement with the Director General have been duly authorized by and on behalf of the Company, and the Registration Statements have been duly signed by and on behalf of the Company pursuant to such authorization.

              (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Japanese Managers and the Underwriters have been duly authorized for issuance and sale to the Japanese Managers pursuant to this Agreement and to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Purchase Agreement, respectively, against payment of the consideration set forth herein and the Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

              (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries or Joint Ventures is in violation of its articles, charter, by-laws or joint venture contract or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries or any of its Joint Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary or any Joint Venture is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the Purchase Agreement, and the Registration Statements (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or any Joint Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles, charter, by-laws or joint venture contract of the Company or any subsidiary or any Joint Venture or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any Joint Venture or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary or any Joint Venture.

              (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary or any Joint Venture exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's or any Joint Venture's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

              (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary or any Joint Venture, which is required to be disclosed in the Registration Statements (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Purchase Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statements or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

              (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company, its subsidiaries and its Joint Ventures own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

       (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries or any of its Joint Ventures has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries or any of its Joint Ventures therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the Japanese Securities and Exchange Law [and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered].

              (xvii) POSSESSION OF LICENSES and PERMITS. The Company, its subsidiaries and its Joint Ventures possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the PRC State Council, the PRC Ministry of Information Industry, the State Development and Planning Commission, the [CSRC], the Ministry of Foreign Trade and Economic Cooperation, the Ministry of Land and Resources, the State Administration of Foreign Exchange, the General Administration of Customs, the relevant Posts and Telecommunications Administrations ("PTA") and the relevant Price Bureaus) necessary to conduct the business now operated by them; the Company, its subsidiaries and its Joint Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries or any of its Joint Ventures has received any notice of proceedings relating to the revocation, suspension or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xviii) TITLE TO PROPERTY. The Company, its subsidiaries and its Joint Ventures have good and marketable title to all real property owned by the Company, its subsidiaries and its Joint Ventures and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or any of its Joint Ventures; and all of the leases and subleases material to the business of the Company, its subsidiaries and its Joint Ventures, considered as one enterprise, and under which the Company or any of its subsidiaries or any of its Joint Ventures holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary or any Joint Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary or any Joint Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary or such Joint Venture to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xix) REPATRIATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. All dividends and other distributions declared and payable on the equity or other interests in the PRC Subsidiaries or the Joint Ventures may, under the laws and regulations of the PRC, be paid to the Company and may be converted into foreign currency that may be freely transferred out of the PRC, and except as disclosed in the Registration Statements and the Prospectuses, all such dividends and distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be so paid without the necessity of obtaining any governmental authorization, whether local, provincial or national, in the PRC.

              (xx) PRC TAXES. Other than as described in the Prospectuses, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company to the PRC or any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery of the Securities or the execution, delivery and performance of this Agreement and the Purchase Agreement. No stamp or other issuance or transfer taxes or duties and no capital gains, income or withholding or other taxes are payable by or on behalf of the Underwriters or the Japanese Managers to the PRC or any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery of the Securities to the Underwriters and the Japanese Managers or by the Underwriters and the Japanese Managers to the initial purchasers thereof, or the execution, delivery and performance of this Agreement and the Purchase Agreement.

              (xxi) TAXES. The Company, its subsidiaries and the Joint Ventures have filed all reports or filings required thereof for taxation purposes, including those required by the PRC or any political subdivision thereof.

              (xxii) SOVEREIGN IMMUNITY. Under the laws of the PRC, neither the Company nor any of its subsidiaries or any of its Joint Ventures, or any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

              (xxiii) CHOICE OF LAW. Under the laws of the PRC, the courts of the PRC recognize and give effect to the choice of law provisions set forth in this Agreement and the Purchase Agreement and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement and the Purchase Agreement, provided that the judgment (A) was not obtained by fraud; (B) was final and conclusive; (C) in the opinion of the relevant PRC court after the review of such judgment pursuant to international treaties concluded or acceded to by the PRC government or in accordance with the principle of reciprocity, or otherwise in accordance with the Civil Procedure Law of the PRC, did not contradict the basic principles of PRC law; (D) in the opinion of the relevant PRC court after its review of such judgment pursuant to international treaties concluded or acceded to by the PRC government or in accordance with the principle of reciprocity, or otherwise in accordance with the Civil Procedure Law of the PRC, did not violate state sovereignty, security or public interest; and (E) was for a definite sum of money.

              (xxiv) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

              (xxv) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as contemplated in this Agreement and the Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xxvi) [PASSIVE FOREIGN INVESTMENT COMPANY. The Company is not a Passive Foreign Investment Company within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and the Company believes that the Securities should not be treated as stock of a Passive Foreign Investment Company for United States federal income tax purposes.]

              (xxvii) ENVIRONMENTAL LAWS. Except as described in the Registration Statements and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries or any of its Joint Ventures is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,

       "Environmental Laws"), (B) the Company, its subsidiaries, and its Joint Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or any of its Joint Ventures and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or any of its Joint Ventures relating to Hazardous Materials or any Environmental Laws.

              (xxviii) YEAR 2000. [The Company has reviewed its operations and those of its subsidiaries and any of its Joint Ventures, as well as those of any third parties with which the Company or any of its subsidiaries or any of its Joint Ventures has a material relationship, to evaluate the extent to which the business or operations of the Company or any of its subsidiaries or any of its Joint Ventures will be effected by the Year 2000 Problem (as defined below). As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Company, any of its subsidiaries or any of its Joint Ventures. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of dates or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.]

              (xxix) FOREIGN CORRUPT PRACTICES ACT. Neither the Company, any of its subsidiaries or any of its Joint Ventures nor any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of the Company or any of its subsidiaries or any of its Joint Ventures, has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person.

              (xxx) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statements or otherwise registered by the Company under the 1933 Act.

       (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries or any of its Joint Ventures delivered to the Global Coordinator, the Lead Managers or to counsel for the Japanese Managers shall be deemed a representation and warranty by the Company to each Japanese Manager as to the matters covered thereby.

       SECTION 2. SALE AND DELIVERY TO JAPANESE MANAGERS; CLOSING. (a) JAPANESE SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Japanese Manager, severally and not jointly, and each Japanese Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Japanese Securities set forth in Schedule A opposite the name of such Japanese Manager, plus any additional number of Japanese Securities which such Japanese Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

       (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, Japanese Securities shall be made at the offices of Shearman & Sterling, 1550 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

       Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the Japanese Managers of certificates for the Japanese Securities to be purchased by them. It is understood that each Japanese Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Japanese Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Japanese Managers, may (but shall not be obligated to) make payment of the purchase price for the Japanese Securities to be purchased by any Japanese Manager whose funds have not been received by the Closing but such payment shall not relieve such Japanese Manager from its obligations hereunder.

       (c)    DENOMINATIONS; REGISTRATION.   Certificates for the Japanese
Securities shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time. The certificates for the Japanese Securities will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

       SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Japanese Manager as follows:

       (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       The Company will notify the Global Coordinator immediately, and confirm the notice in writing, (i) of any request by or the receipt of correspondence from the Director General and (ii) of the issuance by the Director General of any notice of hearing from which may result an order requiring the filing of an amendment or supplement to the Japanese Registration Statement (whether as originally filed or amended) or an order suspending the effectiveness of the registration under the Japanese Registration Statement. In the event that any such order shall have been issued, the Company will make every reasonable effort to promptly file such amendment to the Japanese Registration Statement as is necessary for the Director General to terminate such suspension order or otherwise use its best efforts to obtain such termination.

       (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment or supplement to the Registration Statements (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statements at the time of effectiveness or the Prospectuses, and will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the Japanese Managers shall object.

       (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Lead Managers and counsel for the Japanese Managers, without charge, signed copies of the Japanese Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Japanese Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Japanese Managers.

       (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Japanese Manager, without charge, as many copies of each Japanese preliminary prospectus as such Japanese Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Japanese Manager, without charge, such number of copies of the Japanese Prospectus (as amended or supplemented) as such Japanese Manager may reasonably request.

       (e)    CONTINUED COMPLIANCE WITH SECURITIES LAWS.   The Company will
comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Purchase Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration

Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Japanese Managers such number of copies of such amendment or supplement as the Japanese Managers may reasonably request.

       If the delivery of a prospectus is required under the Japanese Securities and Exchange Law in connection with the offering or sale of the Japanese Securities at any time prior to the expiration of three months after the date on which the registration under the Japanese Registration Statement becomes effective, and if at such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Japanese Managers or for the Company, to amend or supplement the Japanese Registration Statement or the Japanese Prospectus in order that the Japanese Prospectus will not include any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, when such Japanese Prospectus is delivered to a purchaser, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Japanese Registration Statement or the Japanese Prospectus in order to comply with the Japanese Securities and Exchange Law, the Company will promptly notify the Lead Managers and upon the request of the Lead Managers, prepare and furnish without charge to the Japanese Managers, as many copies as the Lead Managers may reasonably request of such amendment or supplement to the Japanese Prospectus which will correct such statement or omission or effect such compliance [and file such amended or supplemented Registration Statement or Prospectus, as the case may be].

       The Company will comply with all the provisions, applicable to the Company and shares of Common Stock of the Company, of the Japanese Securities and Exchange Law and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (including the filing of securities reports and other reports required thereunder) and all orders and guidances of the Ministry of Finance of Japan issued thereunder.

       (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Japanese Managers, to qualify the Japanese Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

       (g) RULE 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

       (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

       (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

       (j) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

       (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

       (l) COMPLIANCE WITH NASD RULES. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

       (m)    COMPLIANCE WITH RULE 463.   The Company will file with the
Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

       SECTION 4.  PAYMENT AND EXPENSES.

       (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Japanese Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Managers and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Japanese Securities, (iii) the preparation, issuance and delivery of the certificates for the Japanese Securities to the Japanese Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Japanese Securities to the Japanese Managers and the transfer of the Securities between the Japanese Managers and the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Japanese Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Japanese Managers in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Japanese Securities in the Nasdaq National Market, and (xi) all costs and expenses of the Japanese Managers.

       (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Japanese Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Japanese Managers.

       SECTION 5. CONDITIONS OF JAPANESE MANAGERS' OBLIGATIONS. The obligations of the several Japanese Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary or any Joint Venture of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) EFFECTIVENESS OF REGISTRATION STATEMENTS. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Japanese Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

       The registration under the Japanese Registration Statement has become effective and at the Closing Time, no notice of hearing, from which an order suspending the effectiveness of such registration shall have been issued under the Japanese Securities and Exchange Law, and any request on the part of the Director General for additional information shall have been complied with to the reasonable satisfaction of counsel to the Japanese Managers.

       (b) OPINION OF COUNSEL FOR THE COMPANY. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance satisfactory to the Lead Managers and counsel for the Japanese Managers, together with signed or reproduced copies of such letter for each of the other Japanese Managers.

       (c) OPINION OF PRC COUNSEL FOR THE COMPANY. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Jun He Law Offices, PRC counsel for the Company, in form and substance satisfactory to the Lead Managers and counsel for the Japanese Managers, together with signed or reproduced copies of such letter for each of the other Japanese Managers.

       (d) OPINION OF JAPANESE COUNSEL FOR THE COMPANY. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of ________, Japanese counsel for the Company, in form and substance satisfactory to the Lead Managers and counsel for the Japanese Managers, together with signed or reproduced copies of such letter for each of the other Japanese Managers.

       (e) OPINION OF JAPANESE COUNSEL FOR THE JAPANESE MANAGERS. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Tomotsune Kimura & Mitomi, Japanese counsel for the Japanese Managers, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other Japanese Managers, and such counsel shall have received or been permitted access to such papers and information as they may reasonably request to enable them to give such opinion.

       (f) OPINION OF COUNSEL FOR THE JAPANESE MANAGERS. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Japanese Managers, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other Japanese Managers, and such counsel shall have received or been permitted access to such papers and information as they may reasonably request to enable them to give such opinion.

       (g) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries and its Joint Ventures considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead

Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the registration under the Japanese Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission or the Director General, as the case may be.

       (h) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Lead Managers shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other Japanese Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Japanese Managers with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectuses.

       (i) BRING-DOWN COMFORT LETTER. At Closing Time, the Lead Managers shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

       (j)    APPROVAL OF LISTING.   At Closing Time, the Securities shall
have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

       (k) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

       (l) LOCK-UP AGREEMENTS. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit D hereto, in form and substance satisfactory to the Lead Managers, signed by each officer, director and stockholder of the Company.

       (m) PURCHASE OF INITIAL U.S. SECURITIES. Contemporaneously with the purchase by the Japanese Managers of Japanese Securities under this Agreement, the Underwriters shall have purchased the Initial Shares under the Purchase Agreement.

       (n) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Japanese Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the Japanese Managers.

       (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

       SECTION 6.  INDEMNIFICATION.

       (a) INDEMNIFICATION OF JAPANESE MANAGERS. The Company agrees to indemnify and hold harmless each Japanese Manager and each person, if any, who controls any Japanese Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              [(ii)    against any and all loss, liability, claim, damage and
       expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in _______, _______ and ________ in connection with the reservation and sale of the Reserved Securities to eligible employees of the Company and persons having business relationships with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;]

              [(ii)] [(iii)] against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission [or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof]; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

              [(iii)] [(iv)] against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission [or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof], to the extent that any such expense is not paid under (i) [,] [or] (ii) [or (iii)] above;

              PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Japanese Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

       (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Japanese Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Japanese Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Japanese Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary Japanese prospectus or the Japanese Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Japanese Manager through Merrill Lynch expressly for use in the Japanese Registration Statement (or any amendment thereto) or such preliminary Japanese prospectus or the Japanese Prospectus (or any amendment or supplement thereto).

       (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of suc litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) [(ii)] [(iii)] effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


       SECTION 7.  CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Japanese Managers on the other hand from the offering of the Japanese Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Japanese Managers on the other hand in connection with the statements or omissions[, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof,] which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Company on the one hand and the Japanese Managers on the other hand in connection with the offering of the Japanese Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Japanese Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Japanese Managers, in each case as set forth on the cover of the Japanese Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

       The relative fault of the Company on the one hand and the Japanese Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Japanese Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission[or any violation of the nature referred to in Section 6(a)(ii)(A) hereof].

       The Company and the Japanese Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Japanese Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 7, no Japanese Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Japanese Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 7, each person, if any, who controls a Japanese Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Japanese Manager, and each director of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Japanese Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Japanese Securities set forth opposite their respective names in Schedule A hereto and not joint.

       SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Japanese Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Japanese Securities to the Japanese Managers.

       SECTION 9.  TERMINATION OF AGREEMENT.

       (a) TERMINATION; GENERAL. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the

Japanese Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries and its Joint Ventures considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or Japan or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Director General or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Hong Kong Stock Exchange or the [Japan Stock Exchange] or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any governmental authority, (iv) if a banking moratorium has been declared by Federal or New York or Japanese or PRC authorities, (v) if a change or development involving a prospective change in United States, Hong Kong, Japanese or PRC taxation affecting the Company or the Securities or the transfer thereof or the imposition of exchange controls by the United States or Hong Kong or Japan or any change or development involving a prospective change in the PRC exchange controls would materially and adversely affect the financial markets or the market for the Securities and other equity securities, or (vi) if the outbreak or escalation of hostilities involving the United States, Hong Kong, Japan or the PRC or the declaration by the United States, Hong Kong, Japan or the PRC of a national emergency or war makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Purchase Agreement and the Prospectuses, or (vii) if the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Hong Kong, Japan or the PRC or elsewhere which, in the judgment of the Lead Managers would materially and adversely affect the financial markets or the market for the Securities and other equity securities.

       (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

       SECTION 10. DEFAULT BY ONE OR MORE OF THE JAPANESE MANAGERS. If one or more of the Japanese Managers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Japanese Managers, or any other Japanese Managers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Securities does not exceed 10% of the number of Japanese Securities to be purchased on such date, each of the non-defaulting Japanese

       Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Japanese Managers, or

              (b) if the number of Defaulted Securities exceeds 10% of the number of Japanese Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Japanese Manager.

       No action taken pursuant to this Section shall relieve any defaulting Japanese Manager from liability in respect of its default.

       [In the event of any such default which does not result in a termination of this Agreement, either the Lead Managers or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statements or Prospectuses or in any other documents or arrangements. As used herein, the term "Japanese Manager" includes any person substituted for an Japanese Manager under this
Section 10.]

       SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Japanese Managers shall be directed to the Lead Manager at _________________________________________________________, attention of
_________, with a copy to the Lead Managers at 101 California Street, Suite 1420, San Francisco, California 94111, attention of ________; and notices to the Company shall be directed to it at __________, attention of _________.

       SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Japanese Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Japanese Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Lead Managers, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Japanese Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Lead Managers, and for the benefit of no other person, firm or corporation. No purchaser of Japanese Securities from any Japanese Manager shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 14. EFFECTS OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Japanese Managers and the Company in accordance with its terms.

                                          Very truly yours,

                                          UTSTARCOM, INC.

                                          By__________________________________
                                               Name:
                                               Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH JAPAN INCORPORATED
E*TRADE SECURITIES CO., LTD.

By: MERRILL LYNCH JAPAN INCORPORATED

By____________________________________
     Authorized Signatory

     For themselves and as Lead Managers of the other Japanese Managers.

                                     SCHEDULE A

                                                                 Number of
             Name of Japanese Manager                      Janpanese Securities
             ------------------------                      --------------------
MERRILL LYNCH JAPAN INCORPORATED...........................
E*TRADE SECURITIES CO., LTD................................




                                                              ---------------
Total......................................................
                                                              ===============

                                     SCHEDULE B

                                  UTSTARCOM, INC.
                          _________ Shares of Common Stock
                           (Par Value $0.00125 Per Share)

              1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_______.

              2. The purchase price per share for the Securities to be paid by the several Japanese Managers shall be $_____, being an amount equal to the initial public offering price set forth above less $_____ per share.

                                     SCHEDULE C


                            List of persons and entities
                                 subject to lock-up


[All directors and officers of the Company, all holders of at least 5% of the Common Stock (or securities convertible or exercisable into common stock) outstanding immediately prior to the offering, and holders of at least __% of the Common Stock (or securities convertible or exercisable into common stock) outstanding immediately prior to the offering.]

                                     SCHEDULE D

          List of Joint Ventures and Ownership Percentages of the Company

                                     EXHIBIT A


                             Form of Lock-up Agreement